FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
THIRD QUARTER FISCAL YEAR 2012

Pie Five Concept growth continues and is producing solid unit level performance

The Colony, Texas – May 9, 2012 -- PIZZA INN HOLDINGS, INC. (NASDAQ: PZZI)

Third Quarter Highlights:

•	Net income decreased $0.4million to $52 thousand
•	EBITDA decreased $0.5 million to $0.4 million
•	Franchised domestic buffet-style restaurant same store sales decreased 1.1% while total franchised domestic same store sales declined 1.4%
•	The Company opened an additional Pie Five restaurant
•	Company-owned restaurant sales increased 45.8% to $1.7 million

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the third fiscal quarter ended March 25, 2012.  Quarterly net income decreased $0.4 million year over year to $52 thousand, or $0.01 per share, compared to net income of $0.4 million, or $0.06 per share, for the same quarter of the prior fiscal year.  The decline in net income was primarily attributable to lower food and supply sales,as well as pre-opening costs associated with new Company-owned Pie Five restaurants.Third quarter revenues were essentially unchanged at $10.6 million compared to $10.7 million for the same quarter of the prior fiscal year. Company-owned restaurant sales increased 45.8% to $1.7 million due primarily to new store openings. However, food and supply sales decreased by approximately $0.5 million, or 6.2%, due to a decrease in the average number of restaurants open in the current period, a 4.0% decrease in domestic franchisee retail sales and a decrease in non-proprietary food purchased from the Company by franchisees when compared to the prior year period.

For the nine months ended March 25, 2012, net income was $0.4 million, or $0.05 per share, compared to $0.9 million, or $0.12 per share, for the same period in the prior fiscal year. The decline in net income was primarily attributableto a $0.7 million decline in food and supply sales,$0.2 million of pre-opening costs associated with the opening of four Pie Five stores during the nine months ended March 25, 2012, and $0.6 million of costs associated with preparing the Company to support the growth of the Pie Five business and the franchising of Pizza Inn in China.Revenues increased $0.4 million, or 1.3%, to $32.1 million for the nine months ended March 25, 2012 compared to $31.7 million during the same period in the prior fiscal year. Domestic franchise buffet-style restaurant same store sales increased 0.1% while total domestic franchise same store sales decreased 0.1% compared to the prior fiscal year. For the nine months of fiscal 2012, Company store restaurant sales increased $1.2 million, or 40.6%, to $4.2 million due to new store openings.

FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

"We are excited about the progress we have made in our expansion of the Pie Five concept,” commented Charlie Morrison, President and CEO.  “Our results reflect the growing popularity of the Pie Five brand as evidenced in the solid store level contribution during our ramp-up phase. Additionally,our quarterly results reflect the investments in people, technology and support required to ensure that this concept is positioned properly for future growth.”

“We are disappointed that our food and supply sales have decreased during the quarter and year-to-date. We have beenworking collaboratively with our franchisees to develop and testnew products and marketing initiatives to enhance system-wide revenue for the Pizza Inn brand.We are also working with our franchisees to evaluate impactednon-proprietary food products we sellin an effort to lower our costs without compromising our long-standing quality.  We believe these initiatives should support a return to historical product sales relative to franchisee retail sales,” Mr. Morrison concluded.

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings will be achieved.

Pizza Inn Holdings, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks “Pizza Inn” and “Pie Five Pizza Company.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 25,	March 27,	March 25,	March 27,
	2012	2011	2012	2011

REVENUES	$10,646	$10,721	$32,129	$31,708

COSTS AND EXPENSES:
Cost of sales	8,863	8,679	26,724	25,854
Franchise expenses	592	472	1,565	1,288
General and administrative expenses	1,016	823	2,986	2,577
Costs associated with store closure	-	-	-	319
Bad debt	35	15	65	70
Interest expense	38	21	71	49
	10,544	10,010	31,411	30,157

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	102	711	718	1,551
Income taxes	35	254	252	554
INCOME FROM CONTINUING OPERATIONS	67	457	466	997

Loss from discontinued operations, net of taxes	(15)	(15)	(45)	(47)
NET INCOME	$52	$442	$421	$950

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income from continuing operations	$0.01	$0.06	$0.06	$0.13
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.01	$0.06	$0.05	$0.12

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

Income from continuing operations	$0.01	$0.06	$0.06	$0.13
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.01	$0.06	$0.05	$0.12

Weighted average common shares outstanding - basic	8,021	8,011	8,015	8,011

Weighted average common and
potential dilutive common shares outstanding	8,385	8,016	8,322	8,013

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 25,	June 26,
ASSETS	2012 (unaudited)	2011

CURRENT ASSETS
Cash and cash equivalents	$694	$949
Accounts receivable, less allowance for bad debts
of $223 and $162, respectively	3,335	3,128
Inventories	1,689	1,829
Income tax receivable	653	553
Deferred income tax assets	776	822
Prepaid expenses and other	326	232
Total current assets	7,473	7,513

LONG-TERM ASSETS
Property, plant and equipment, net	4,788	3,196
Long-term notes receivable	22	51
Deposits and other	477	392
	$12,760	$11,152
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,101	$2,103
Accrued expenses	1,360	1,557
Deferred revenues	191	202
Bank debt	765	333
Total current liabilities	4,417	4,195

LONG-TERM LIABILITIES
Bank debt, net of current portion	1,096	482
Deferred tax liability	605	360
Deferred revenues, net of current portion	135	165
Deferred gain on sale of property	90	109
Other long-term liabilities	28	-
Total liabilities	6,371	5,311

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,140,319 and 15,130,319 shares, respectively;
outstanding 8,020,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	9,136	9,009
Retained earnings	21,738	21,317
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	6,389	5,841
	$12,760	$11,152

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 25,	March 27,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$421	$950
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	663	689
Stock compensation expense	104	73
Deferred tax	46	189
Provision for litigation costs
Provision for bad debts	65	70
Net income adjusted for non-cash items	1,299	1,971
Changes in operating assets and liabilities:
Notes and accounts receivable	(394)	(634)
Inventories	140	(218)
Accounts payable - trade	(2)	(112)
Accrued expenses	76	7
Deferred revenue	(60)	10
Prepaid expenses and other	(175)	(130)
Net changes in operating assets and liabilities	(415)	(1,077)
Cash provided by operating activities	884	894

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(2,208)	(1,520)
Cash used by investing activities	(2,208)	(1,520)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	23	-
Borrowings of bank debt	1,795	660
Repayments of bank debt	(749)	(91)
Cash provided by financing activities	1,069	569

Net decrease in cash and cash equivalents	(255)	(57)
Cash and cash equivalents, beginning of period	949	761
Cash and cash equivalents, end of period	$694	$704

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR (FROM):

Interest	$55	$49
Income taxes - net	37	510

PIZZA INN HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended
	March 25,	March 27,
	2012	2011
Net Income	$52	$442
Interest Expense	38	21
Taxes	35	254
Depreciation and Amortization	269	143
EBITDA	$394	$860

	Nine Months Ended
	March 25,	March 27,
	2012	2011
Net Income	$421	$950
Interest Expense	71	49
Taxes	252	554
Depreciation and Amortization	650	689
EBITDA	$1,394	$2,242